Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                                  Gehl Company
             (Exact name of registrant as specified in its charter)

                Wisconsin                                     39-0300430
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification No.)

            143 Water Street
          West Bend, Wisconsin                                  53095
(Address of principal executive offices)                      (Zip Code)

                     Gehl Company 2000 Equity Incentive Plan
                     ---------------------------------------
                              (Full title of plan)

         Michael J. Mulcahy
      Vice President, Secretary
         and General Counsel                              Copy to:
            Gehl Company
          143 Water Street                             Jay O. Rothman
     West Bend, Wisconsin  53095                      Foley & Lardner
           (262) 334-9461                        777 East Wisconsin Avenue
    (Name, address and telephone                Milwaukee, Wisconsin  53202
       number, including area
     code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------   ----------   --------------   --------------   ------------
                                                   Proposed
                                  Proposed         Maximum
   Title of         Amount        Maximum          Aggregate      Amount of
 Securities to      to be      Offering Price      Offering      Registration
 be Registered    Registered      Per Share         Price            Fee
---------------   ----------   --------------   --------------   ------------
Common Stock,       600,000
$.10 par value      shares       $18 5/32(1)    $10,893,750(1)      $2,876
---------------   ----------   --------------   --------------   ------------
Preferred Share     600,000
Purchase Rights     rights               (2)               (2)         (2)
---------------   ----------   --------------   --------------   ------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Gehl Company Common Stock as reported on The Nasdaq Stock Market on April 28, 2000.
(2) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the rights are attached.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission by Gehl Company (the "Company") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which includes audited financial statements as of and for the fiscal year ended December 31, 1999.

          2. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated November 13, 1989, and any amendment or report filed for the purpose of updating such description.

          3. The description of the Company's Preferred Share Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated May 28, 1997, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.



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


Item 6.   Indemnification of Directors and Officers.

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

          The Company maintains a liability policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


Exhibit
  No.                                      Exhibit
-------                                    -------

 (4.1) Provisions of the Restated Articles of Incorporation of Gehl Company defining the rights of holders of capital stock
              (incorporated by reference to Exhibit 3.1 to Gehl Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997)

 (4.2) Provisions of the By-laws of Gehl Company, as amended, defining the rights of holders of capital stock (incorporated by reference to Exhibit 3.3 to Gehl Company's Annual Report on Form 10-K for the year ended December 31, 1998)

 (4.3) Rights Agreement, dated as of May 28, 1997, between Gehl Company and Firstar Bank, N.A. (as successor to Firstar Trust Company)
              (incorporated by reference to Exhibit 4.1 to Gehl Company's Registration Statement on Form 8-A, dated as of May 28, 1997)

 (4.4)        Gehl Company 2000 Equity Incentive Plan

 (4.5)        Form  of  Stock  Option   Agreement  for  key  employees  used  in
              conjunction with the Gehl Company 2000 Equity Incentive Plan

 (4.6) Form of Stock Option Agreement for non-employee directors used in conjunction with the Gehl Company 2000 Equity Incentive Plan

 (5)          Opinion of Foley & Lardner

(23.1)        Consent of PricewaterhouseCoopers LLP

(23.2)        Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
     Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on May 2, 2000.

                                           GEHL COMPANY



                                           By: /s/ William D. Gehl
                                              ----------------------------------
                                               William D. Gehl
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints William D. Gehl and Michael J. Mulcahy, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


       Signature                         Title                          Date
       ---------                         -----                          ----

                                Chairman of the Board,
/s/ William D. Gehl             President, Chief Executive
-------------------------       Officer and Director
William D. Gehl                 (Principal Executive Officer)        May 2, 2000


/s/ Kenneth P. Hahn             Vice President of Finance and
-------------------------       Treasurer (Principal Financial
Kenneth P. Hahn                 and Accounting Officer)              May 2, 2000


/s/ Nicholas C. Babson
-------------------------
Nicholas C. Babson              Director                             May 2, 2000


/s/ Thomas J. Boldt
-------------------------
Thomas J. Boldt                 Director                             May 2, 2000

/s/ Fred M. Butler
-------------------------
Fred M. Butler                  Director                             May 2, 2000


/s/ John T. Byrnes
-------------------------
John T. Byrnes                  Director                             May 2, 2000


/s/ Richard J. Fotsch
-------------------------
Richard J. Fotsch               Director                             May 2, 2000


/s/ William P. Killian
-------------------------
William P. Killian              Director                             May 2, 2000


/s/ John W. Splude
-------------------------
John W. Splude                  Director                             May 2, 2000


/s/ Hermann Viets
-------------------------
Hermann Viets                   Director                             May 2, 2000

                                  EXHIBIT INDEX

                     GEHL COMPANY 2000 EQUITY INCENTIVE PLAN


Exhibit
  No.                                      Exhibit
-------                                    -------

 (4.1) Provisions of the Restated Articles of Incorporation of Gehl Company defining the rights of holders of capital stock
              (incorporated by reference to Exhibit 3.1 to Gehl Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997)

 (4.2) Provisions of the By-laws of Gehl Company, as amended, defining the rights of holders of capital stock (incorporated by reference to Exhibit 3.3 to Gehl Company's Annual Report on Form 10-K for the year ended December 31, 1998)

 (4.3) Rights Agreement, dated as of May 28, 1997, between Gehl Company and Firstar Bank, N.A. (as successor to Firstar Trust Company)(incorporated by reference to Exhibit 4.1 to Gehl Company's Registration Statement on Form 8-A, dated as of May 28,
              1997)

 (4.4)        Gehl Company 2000 Equity Incentive Plan

 (4.5)        Form  of  Stock  Option   Agreement  for  key  employees  used  in
              conjunction with the Gehl Company 2000 Equity Incentive Plan

 (4.6) Form of Stock Option Agreement for non-employee directors used in conjunction with the Gehl Company 2000 Equity Incentive Plan

 (5)          Opinion of Foley & Lardner

(23.1)        Consent of PricewaterhouseCoopers LLP

(23.2)        Consent of Foley & Lardner (contained in Exhibit 5 hereto)

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)



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